Exhibit 21.1

CERTEGY SUBSIDIARIES

AGES Participações S.A.

Aircrown Ltd.

Card Brazil Holdings, Inc.

Card Brazil LLC

Central Credit Services, Ltd.

Certegy Asia Pacific Holdings, Inc.

Certegy Asset Management, Inc.

Certegy Australia Limited

Certegy Canada Company

Certegy Canada Holdings LLC

Certegy Capital, Inc.

Certegy Card Services Australia Pty Ltd.

Certegy Card Services Caribbean, Ltd.

Certegy Card Services, Inc.

Certegy Card Services Ltd.

Certegy Card Services (Thailand) Co., Ltd.

Certegy (Cayman Islands) Limited

Certegy Check Services, Inc.

Certegy Dutch Holdings B.V.

Certegy E-Banking Services, Inc.

Certegy Europe LLC

Certegy Ezi-Pay Pty Ltd.

Certegy First Bankcard Systems, Inc.

Certegy France Limited

Certegy Global Card Services, Inc.

Certegy International Investments C.V.

Certegy Ireland Limited

Certegy Licensing Services, Inc.

Certegy New Zealand Ltd.

Certegy Payment Recovery Services, Inc.

Certegy Payment Services, Inc.

Certegy Ltd.

Certegy Ltda.

Certegy Pty Ltd.

Certegy S.A.

Certegy SNC

Certegy Transaction Services, Inc.

Certegy UK Holdings B.V.

Credit Union Card Services, Inc.

Crittson Financial Corporation

Crittson Financial LLC

Financial Institution Benefits Association

Financial Insurance Marketing Group, Inc.

GameCash Inc.

Game Financial Corporation

Game Financial Corporation of Wisconsin

Retail Credit Management Ltd.

Partech Ltda.

Payment Brasil Holdings Ltda.

Payment Chile S.A.

Payment South America Holdings, Inc.

Payment South America LLC

The Ezi-Travel Club Pty Ltd.

Transax Limited

Viv plc